Exhibit 10.24

AGREEMENT TO CORRECT PAGE

THIS AGREEMENT TO CORRECT PAGE (this “Agreement”) is made and entered into as of the 30th day of April, 2010, by and among (a) Borders Group, Inc. (“BGI”), Borders, Inc. (“Borders” and together with BGI, the “Borrowers”), (b) the Guarantors party to the Loan Agreement referenced below (the “Guarantors”), (c) the financial institutions party to the Loan Agreement (the “Lenders”), and (d) GA Capital, LLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”)..

W I T N E S S E T H:

WHEREAS, the above-referenced parties are parties to a certain Term Loan Agreement dated as of March 31, 2010 (as the same has been thereafter amended, supplemented or otherwise modified, the “Loan Agreement”), pursuant to which the Lenders agreed to make available to the Borrowers a term loan upon and subject to the terms and conditions set forth in the Loan Agreement; and

WHEREAS, the Borrowers, the Guarantors, the Required Lenders and the Administrative Agent have each agreed that certain language intended for inclusion in (i) Section 9.1(l) on page 67 of the Loan Agreement; and (ii) Section 10.1(c) on page 76 of the Loan Agreement was inadvertently omitted from the final execution version thereof; and

WHEREAS, the Borrowers, the Guarantors, the Required Lenders and the Administrative Agent have each agreed to substitute in place of page 67 and 76 of the Loan Agreement the replacement page 67 and 76 attached hereto as Attachment I (the “Replacement Pages”), all on the terms and conditions set forth below in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Definitions. All capitalized undefined terms used in this Agreement shall have the meanings ascribed thereto in the Loan Agreement.

2.	Replacement of pages. Pages 67 and 76 of the Loan Agreement are hereby deleted in their entirety and the Replacement Pages are hereby substituted in their stead.

3.
Further Assurances. The Borrowers and the Guarantors shall take any and all such actions and execute any and all such instruments and agreements as the Administrative Agent shall reasonably request for the purpose of effectuating this Agreement.

4.
Limited Agreement.  Except as specifically modified hereby, the terms and conditions of the Loan Agreement and the other Loan Documents shall remain in full force and effect, and are hereby ratified and affirmed in all respects.  This Agreement shall not be deemed a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Loan Agreement or any other Loan Document, except as expressly set forth herein.

5.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

6.
Counterparts. This Agreement may be executed in any number of counterparts, which shall together constitute an entire original agreement, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[remainder of page left intentionally blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

BORDERS GROUP, INC.
By:	/s/ Mark R.Bierley
Name:	Mark R. Bierley
Title:	Executive Vice President and Chief Financial Officer

BORDERS, INC.
By:
Name:
Title:
BORDERS PROPERTIES, INC.

By:
Name:
Title:
BORDERS INTERNATIONAL SERVICES, INC.

By:
Name:
Title:
BGP (UK) LIMITED
By:
Name:
Title:

BORDERS DIRECT, LLC
By:	Borders, Inc., its Sole Member

By:
Name:
Title:

[Signature Page to Agreement to Correct Page]

GA CAPITAL, LLC, as Administrative Agent

By:	/s/ David C. Storer
Name:	David C. Storer
Title:	Director

[Signature Page to Agreement to Correct Page]

SPECIAL VALUE CONTINUATION PARTNERS, LP, as Lender

By:	Tennenbaum Capital Partners, LLC
Its:	Investment Manager

By:	/s/ Mark Holdsworth
Name:	Mark Holdsworth
Title:	Managing Partner

[Signature Page to Agreement to Correct Page]

TENNENBAUM OPPORTUNITIES PARTNERS V, LP, as Lender

By:	Tennenbaum Capital Partners, LLC
Its:	Investment Manager

By:	/s/ Mark Holdsworth
Name:	Mark Holdsworth
Title:	Managing Partner

STONE TOWER CREDIT FUNDING I LTD, as Lender

By:	Stone Tower Fund Management LLC
Its:	Collateral Manager
By:	/s/ Michael W. DelPercie
Name:	Michael W. DelPercie
Title:	Authorized Signatory

[Signature Page to Agreement to Correct Page]

1903 ONSHORE FUNDING, LLC, as a Lender

By:	GB Merchant Partners, LLC
Its	Investment Manager

By:	/s/ Lawrence Kalff
Name:	Lawrence Klaff
Title:	Principal & Managing Director

[Signature Page to Agreement to Correct Page]

Attachment I

Replacement Page

[see attached]

Attachment I

such Indebtedness is, at all times and in all respects, subject to the Intercreditor Agreement; and

(l)           other Indebtedness of BGI and/or its Subsidiaries in an aggregate principal amount not to exceed $250,000,000 minus the amount of the Loans provided hereunder; provided that (i) at the time of incurrence of such Indebtedness, no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) to the extent such Indebtedness is secured, the Administrative Agent shall have a first priority (or, in the case of the ABL Priority Collateral, second priority, subject only to the First Lien Agent’s and First Lien Secured Parties’ first priority security interest in the ABL Priority Collateral) security interest on the assets securing such Indebtedness and (iii) such Indebtedness is, at all times and in all respects, subject to an intercreditor agreement (A) in form and substance substantially similar to, and on terms no less favorable to the Lenders than as set forth in, the Intercreditor Agreement and otherwise satisfactory to the Administrative Agent or (B) in form and substance satisfactory to the Administrative Agent and the Required Lenders; provided, however, that any such Indebtedness incurred by Paperchase shall not exceed an amount equal to the dollar equivalent of 9,000,000 pounds sterling in the aggregate at any time.

9.2           Restrictions on Liens»

None of the Borrowers will, nor will permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any “receivables” as defined in clause (g) of the definition of the term “Indebtedness,” with or without recourse; provided that any Borrower or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

(i)     Liens on the Collateral in favor of the Administrative Agent securing the Obligations;

(ii)    Liens in favor of such Borrower on all or part of the assets of Subsidiaries of such Borrower securing Indebtedness owing by Subsidiaries of such Borrower to such Borrower;

(iii)   Liens to secure taxes, assessments and other government charges in respect of obligations and Liens to secure claims for labor, material or supplies, in each cash in respect of obligations not overdue or which are being contested in good faith and by appropriate proceedings and for which such Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto;

(iv)  deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, general liability, unemployment or other insurance, old age pensions or other social security obligations;

Event, the Borrowers shall comply with the provisions of §8.15 hereof and maintain only such amounts, if any, in deposit accounts or investment accounts as may be expressly permitted under said §8.15.

10.           FINANCIAL COVENANTS.

Each of the Borrowers, jointly and severally, covenants and agrees that, so long as any Loan or Note is outstanding:

10.1         Minimum Excess Availability.

(a) At all times the Borrowers shall maintain Excess Availability (the “Minimum Excess Availability”) of not less than the greater of (i) ten percent (10%) of the lesser of (A) the ABL Borrowing Base and (B) the Total First Lien Commitment and (ii) $50,000,000 (the “Availability Requirement”).

(b) Notwithstanding the foregoing, at all times during the period commencing on December 1 of each year and ending on the later of (i) January 31 of the following year and (ii) the date on which the Borrowers deliver the financial statements calculating Consolidated EBITDA for the period ending December 31 of such year, the Borrowers will maintain Excess Availability of not less than the sum of (x) the Incremental Seasonal Amount plus (y) the greater of (A) ten percent (10%) of the lesser of (1) the ABL Borrowing Base and (2) the Total First Lien Commitment and (B) $50,000,000 (the “Seasonal Availability Requirement”).

(c) Notwithstanding anything to the contrary in this §10.1, (i) in the event that the Consolidated EBITDA (calculated in accordance with the last sentence of this §10.1(c)) of the Borrowers for the trailing eleven month period ending on or about December 31, 2010 is less than $60,880,000 (i.e. 80% of $76,100,000) or (ii) in the event that the Consolidated EBITDA (calculated in accordance with the last sentence of this §10.1(c)) of the Borrowers for the trailing twelve month period ending on or about December 31 of each year (commencing with the twelve months ended on or about December 31, 2011) is less than 80% of the projected Consolidated EBITDA (calculated in accordance with the last sentence of this §10.1(c)) for such period contained in the projections provided by the Borrowers to the Administrative Agent pursuant to §8.4(g) within thirty days after the beginning of the applicable Fiscal Year of the Borrowers, which projections shall be reasonably acceptable to the Administrative Agent, then, in either case, the Borrowers shall be subject to the Seasonal Availability Requirement at all times thereafter during the term of this Loan Agreement.  In calculating Consolidated EBITDA under this §10.1(c) only, Consolidated EBITDA shall be increased by the amount of non-cash restructuring charges which reduced Consolidated Net Income during the applicable period.

10.2         Term Loan Facility Borrowing Base»

If at any time the outstanding principal amount of the Loans exceeds the Term Loan Facility Borrowing Base, a reserve against the ABL Borrowing Base in an amount equal to the difference between such outstanding principal amount of the Loans and the Term Loan Facility Borrowing Base at such time (the “Term Borrowing Base Reserve”) shall be included in the calculation of the ABL Borrowing Base for all purposes of the First Lien Credit Agreement until the delivery of a subsequent Borrowing Base Report reflecting that such excess is eliminated.